                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 CITIZENS, INC.
             (Exact name of registrant as specified in its charter)



                 COLORADO                                84-1087703
         (State of incorporation                      (I.R.S. Employer
            or organization)                         Identification No.)




                400 EAST ANDERSON LANE, AUSTIN, TEXAS 78714-0167
          (Address of principal executive offices, including zip code)




        Securities to be registered pursuant to Section 12(b) of the Act:
                       CLASS A COMMON STOCK, NO PAR VALUE

        Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE



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Item 1.  Description of Registrant's Securities to be Registered.

         The shares of Class A Common Stock, no par value, of Citizens, Inc. (the "Company") are registered hereby.

         Reference is made to the description of terms of the Class A Common Stock, prepared in compliance with Item 202 of Regulation S-K, set forth beneath the caption "Comparison of Rights of Securityholders" in the registration statement filed with the Securities and Exchange Commission on July 1, 1992 on Form S-4 (SEC Registration No. 33-47531). Such description is incorporated herein by reference thereto.

Item 2.  Exhibits.

         The following is a complete list of Exhibits filed as part of this Registration Statement:

Exhibit
Number
-------
1.1          Specimen certificate for shares of Class A Common Stock, no par value, of the
             Company.

2.1          Amended and Restated Articles of Incorporation of the Company.

2.2          Bylaws of the Company.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               CITIZENS, INC.



Date: July 19, 2002                            By /s/ MARK A. OLIVER
                                                  ------------------------------
                                                  Mark A. Oliver, President


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                                 EXHIBIT INDEX

Exhibit
Number       Description
-------      -----------
1.1          Specimen certificate for shares of Class A Common Stock, no par value, of the
             Company.

2.1          Amended and Restated Articles of Incorporation of the Company.

2.2          Bylaws of the Company.